CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectuses and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference of our report dated March 27, 2013 on Dreyfus Treasury & Agency Cash Management for the fiscal year ended January 31, 2013 which is incorporated by reference in this Registration Statement (Form N-1A Nos. 33-6851 and 811-4723) of Dreyfus Treasury & Agency Cash Management.

                                                                                                ERNST & YOUNG LLP

New York, New York

May 28, 2013